Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                           UNIVERSAL FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

             Wisconsin                                       39-0561070
    (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

             433 East Michigan Street
               Milwaukee, Wisconsin                             53202
     (Address of principal executive offices)                   (Zip Code)


              Universal Foods Corporation 1994 Employee Stock Plan
                            (Full title of the plan)

 Terrence M. O'Reilly, Vice President,                       Copy to:
     Secretary and General Counsel
      Universal Foods Corporation                        Luke E. Sims
        433 East Michigan Street                       Foley & Lardner
       Milwaukee, Wisconsin 53202                 777 East Wisconsin Avenue
             (414) 271-6755                       Milwaukee, Wisconsin 53202
(Name, address and telephone number, including area
      code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

      Title of      Amount      Proposed     Proposed
     Securities     to be       Maximum      Maximum       Amount of
       to be      Registered    Offering    Aggregate     Registration
     Registered                  Price      Offering          Fee
                               Per Share      Price

    Common        1,200,000    $31.375(1)  $37,650,000(1)  $12,981.72
    Stock,          shares
    $.10 par
    value

    Common       1,200,000        (2)          (2)         (2)
    Stock,         rights
    Purchase
    Rights

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Universal Foods Corporation Common Stock as reported on the New York Stock Exchange on September 7, 1994.

   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                        _________________________________


                               Page 1 of __ Pages

       The Exhibit Index is on page __ of the sequentially numbered pages.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents have been previously filed by Universal Foods Corporation (the "Company") with the Commission and are incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended September 30, 1993, which includes certified financial statements as of and for the year ended September 30, 1993.

             2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1993.

             3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated December 29, 1976, as amended by Form 8 dated July 16, 1986, and any other amendments or reports filed for the purpose of updating such description.

             4. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated September 15, 1988, as amended by Form 8, dated December 22, 1988, and any other amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of the State of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf of the Company or its shareholders, for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

     Exhibit No.        Exhibit

        (4)       Universal Foods Corporation 1994 Employee Stock
                  Plan

        (5)       Opinion of Foley & Lardner

       (23.1)     Consent of Deloitte & Touche LLP

       (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 8th day of September, 1994.

                                      UNIVERSAL FOODS CORPORATION

                                      By:  /s/  Terrence M. O'Reilly
                                           Terrence M. O'Reilly, Vice
                                              President, Secretary and
                                              General Counsel


                                POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of September 8, 1994.

             Each person whose signature appears below constitutes and appoints Guy A. Osborn, Kenneth P. Manning and Terrence M. O'Reilly, and each of them individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

   /s/  Guy A. Osborn                   _______________________________________
   Guy A. Osborn                        Leon T. Kendall
   Chairman, Chief Executive Officer    Director
   and Director
   (Principal Executive Officer)



   /s/  John E. Heinrich                /s/  James H. Keyes
   John E. Heinrich                     James H. Keyes
   Vice President and Chief Financial   Director
   Officer (Chief Financial Officer
   and Principal Accounting Officer)



   /s/  Michael E. Batten               /s/  Kenneth P. Manning
   Michael E. Batten                    Kenneth P. Manning
   Director                             President, Chief Operating Officer
                                           and Director



   /s/  John F. Bergstrom               /s/  Charles S. McNeer
   John F. Bergstrom                    Charles S. McNeer
   Director                             Director



   /s/  James L. Forbes                 /s/  John L. Murray
   James L. Forbes                      John L. Murray
   Director                             Director



   /s/  Dr. Olan D. Forker              /s/  William U. Parfet
   Dr. Olan D. Forker                   William U. Parfet
   Director                             Director



   /s/  Dr. Carol I. Waslien Ghazaii    /s/  Essie Whitelaw
   Dr. Carol I. Waslien Ghazaii         Essie Whitelaw
   Director                             Director

                                  EXHIBIT INDEX

                           UNIVERSAL FOODS CORPORATION
                            1994 EMPLOYEE STOCK PLAN

                                                     Page Number in
                                                      Sequentially
                                                        Numbered
                                                      Registration
     Exhibit                  Exhibit                   Statement
       No.

       (4)     Universal Foods Corporation 1994
               Employee Stock Plan

       (5)     Opinion of Foley & Lardner

     (23.1)    Consent of Deloitte & Touche LLP

     (23.2)    Consent of Foley & Lardner                  __
               (contained in Exhibit 5 hereto)

      (24)     Power of Attorney relating to               __
               subsequent amendments (included on
               the signature page to this
               Registration Statement)